UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2004

RBS GLOBAL, INC. (Exact Name of Registrant as Specified in Its Charter)	REXNORD CORPORATION (Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	Delaware (State of Incorporation or Organization)

333-102428 (Commission File Number)

01-752045 (I.R.S. Employer Identification No.)	04-3722228 (I.R.S. Employer Identification No.)

4701 Greenfield Avenue, Milwaukee, Wisconsin (Address of principal executive offices)	53214 (ZIP Code)

(414) 643-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On February 24, 2004, RBS Global, Inc. and Rexnord Corporation (the “Co-Registrants”) entered into the First Amendment to Credit Agreement (the “Amendment”) that modified the terms of the Co-Registrants’ Credit Agreement, dated as of November 25, 2002, by and among the Co-Registrants, the lenders party thereto, Deutsche Bank Trust Company Americas as administrative agent, General Electric Capital Corporation and Wachovia Bank, National Association as co-documentation agents, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, as joint lead arrangers and joint book runners.

Pursuant to the terms of the Amendment, the Co-Registrants will be allowed to convert and/or refinance in full outstanding term loans in an aggregate principal amount of $331.0 million.  The Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Description

99.1

First Amendment to Credit Agreement, dated February 24, 2004, by and among RBS Global, Inc., Rexnord Corporation, the lenders party thereto, Deutsche Bank Trust Company Americas as administrative agent, General Electric Capital Corporation and Wachovia Bank, National Association as co-documentation agents, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, as joint lead arrangers and joint book runners

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 9th day of September, 2004.

REXNORD CORPORATION

/s/ Thomas J. Jansen

Thomas J. Jansen

Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 9th day of September, 2004.

RBS GLOBAL, INC.

/s/ Thomas J. Jansen

Thomas J. Jansen

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

First Amendment to Credit Agreement, dated February 24, 2004, by and among RBS Global, Inc., Rexnord Corporation, the lenders party thereto, Deutsche Bank Trust Company Americas as administrative agent, General Electric Capital Corporation and Wachovia Bank, National Association as co-documentation agents, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, as joint lead arrangers and joint book runners